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                                                                    Exhibit 11.0

                     PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                 Three Months         Nine Months
                                                                     Ended               Ended
                                                              September 30, 2002  September 30, 2002
                                                              ------------------  ------------------
Net income                                                        $ 1,751,483         $ 5,508,156
                                                                  ===========         ===========

Weighted average shares outstanding - basic and diluted             5,134,443           5,140,080
                                                                  ===========         ===========

Basic and diluted earnings per share                              $      0.34         $      1.07
                                                                  ===========         ===========